                                         NORTHEAST UTILITIES AND SUBSIDIARIES                   Exhibit 2.1
                                                CONSOLIDATED BALANCE SHEET                      Page 1 of 2
                                                      AS OF SEPTEMBER 30, 1996
                                                 (THOUSANDS OF DOLLARS)


                                                                                     PRO FORMA
                                                                                   GIVING EFFECT
                                                                    PRO FORMA       TO PROPOSED
                                                       PER BOOK    ADJUSTMENTS*     TRANSACTION


ASSETS

UTILITY  PLANT,  AT ORIGINAL COST:
   ELECTRIC & OTHER                                   $9,767,433            $60 (a)  $9,767,493

   LESS: ACCUMULATED PROVISION FOR
             DEPRECIATION                              3,874,639             12 (b)   3,874,651
                                                       ---------             ---      ----------------
                                                       5,892,794             48       5,892,842

UNAMORTIZED ACQUISITION COSTS - PSNH                     514,065                        514,065
CONSTRUCTION WORK IN PROGRESS                            196,059                        196,059
NUCLEAR FUEL, NET                                        185,960                        185,960
                                                       ---------             ---      ----------------
      TOTAL NET UTILITY PLANT                          6,788,878             48       6,788,926
                                                       ---------             ---      ----------------

OTHER PROPERTY AND INVESTMENTS:
   NUCLEAR DECOMMISSIONING TRUST, AT MARKET              358,980                        358,980
   INVESTMENTS IN REGIONAL NUCLEAR
      GENERATING COMPANIES, AT EQUITY                     84,620                         84,620
   INVESTMENTS IN TRANSMISSION COMPANIES,
       AT EQUITY                                          22,702                         22,702
   INVESTMENTS IN CHARTER OAK ENERGY                      44,703                         44,703
   OTHER, AT COST                                         46,283                         46,283
                                                       ---------             ---      ----------------
                                                         557,288              0         557,288
                                                       ---------             ---      ----------------

CURRENT ASSETS:
   CASH AND SPECIAL DEPOSITS                             238,943         33,894 (a)     272,917
                                                                            (10)(c)
                                                                             90 (d)
   RECEIVABLES, NET                                      419,501        (36,234)(a)     383,267
   ACCRUED UTILITY REVENUES                              103,456                        103,456
   FUEL, MATERIAL AND SUPPLIES, AT
      AVERAGE COST                                       203,041                        203,041
   PREPAYMENTS AND OTHER                                  54,944                         54,944
                                                       ---------             ---      ----------------
      TOTAL CURRENT ASSETS                             1,019,885         (2,260)      1,017,625
                                                       ---------             ---      ----------------

DEFERRED CHARGES:
   REGULATORY ASSET-INCOME TAXES, NET                  1,066,579                      1,066,579
   UNAMORTIZED DEBT EXPENSE                               37,197                         37,197
   RECOVERABLE ENERGY COSTS,  NET                        324,608                        324,608
   DEFERRED CONSERVATION AND LOAD-
       MANAGEMENT COSTS                                   83,225                         83,225
   COGENERATION COSTS - CLP                               76,679                         76,679
   DEFERRED COSTS - NUCLEAR PLANTS                       180,374                        180,374
   AMORTIZABLE PROPERTY INVESTMENT -                           0                              0
   UNRECOVERED CONTRACT OBLIGATION-YAEC                   69,832                         69,832
   OTHER                                                 189,934                        189,934
                                                       ---------             ---      ----------------
      TOTAL DEFERRED CHARGES                           2,028,428              0       2,028,428
                                                       ---------             ---      ----------------
      TOTAL ASSETS                                    $10,394,479       ($2,212)    $10,392,267


*  EXPLANATION ON EXHIBIT 2.4  PAGE 1 OF 1

                                         NORTHEAST UTILITIES AND SUBSIDIARIES                   Exhibit 2.1
                                                CONSOLIDATED BALANCE SHEET                      Page 2 of 2
                                                      AS OF SEPTEMBER 30, 1996
                                                 (THOUSANDS OF DOLLARS)


                                                                                     PRO FORMA
                                                                                   GIVING EFFECT
                                                                    PRO FORMA       TO PROPOSED
                                                       PER BOOK    ADJUSTMENTS*     TRANSACTION


CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   COMMON SHARES                                        $680,260                       $680,260
   CAPITAL SURPLUS,  PAID IN                             941,205                        941,205
   DEFERRED BENEFIT PLAN-EMPLOYEE STOCK
     OWNERSHIP PLAN                                     (181,722)                      (181,722)
   RETAINED EARNINGS                                     941,341         (1,327)        940,014
                                                      ----------      ---------     -------------
      TOTAL COMMON STOCKHOLDER'S EQUITY                2,381,084         (1,327)      2,379,757

   PREFERRED STOCK NOT SUBJECT TO
      MANDATORY REDEMPTION                               169,700                        169,700
   PREFERRED STOCK SUBJECT TO MANDATORY
      REDEMPTION                                         276,000                        276,000

   LONG-TERM DEBT,  NET                                3,688,530                      3,688,530
                                                      ----------      ---------     -------------
      TOTAL CAPITALIZATION                             6,515,314         (1,327)      6,513,987

OBLIGATIONS UNDER CAPITAL LEASES                         187,095                        187,095
MINORITY INTEREST IN CONSOLIDATED SUBS                    99,895                         99,895

CURRENT LIABILITIES:
   NOTES PAYABLE                                          15,000                         15,000
   LONG-TERM DEBT AND PREFERRED STOCK -
      CURRENT PORTION                                    281,013                        281,013
   OBLIGATIONS UNDER CAPITAL LEASES -
     CURRENT PORTION                                      19,189                         19,189
   ACCOUNTS PAYABLE                                      289,656                        289,656
   ACCRUED TAXES                                          66,750           (885)(e)      65,865
   ACCRUED INTEREST                                       71,853                         71,853
   ACCRUED PENSION BENEFITS                               91,603                         91,603
   OTHER                                                 128,037                        128,037
                                                      ----------      ---------     -------------
      TOTAL CURRENT LIABILITIES                          963,101           (885)        962,216


DEFERRED CREDITS:
   ACCUMULATED DEFERRED INCOME TAXES                   2,083,974                      2,083,974
   ACCUMULATED DEFERRED INVESTMENT
      TAX CREDITS                                        170,847                        170,847
   DEFERRED CONTRACT OBLIGATION-YAEC                      72,332                         72,332
   OTHER                                                 301,921                        301,921
                                                      ----------      ---------     -------------
      TOTAL DEFERRED CREDITS                           2,629,074              0       2,629,074
                                                      ----------      ---------     -------------
      TOTAL CAPITALIZATION AND
            LIABILITIES                               $10,394,479       ($2,212)    $10,392,267



*  EXPLANATION ON EXHIBIT 2.4  PAGE 1 OF 1

                                         NORTHEAST UTILITIES AND SUBSIDIARIES                   Exhibit 2.2
                                             CONSOLIDATED INCOME STATEMENT                      Page 1 of 1
                                           FOR 12 MONTHS ENDED SEPTEMBER 30, 1996
                                                 (THOUSANDS OF DOLLARS)


                                                                                     PRO FORMA
                                                                                   GIVING EFFECT
                                                                    PRO FORMA       TO PROPOSED
                                                       PER BOOK    ADJUSTMENTS*     TRANSACTION


OPERATING REVENUE                                     $3,836,054             $0      $3,836,054
                                                      ----------      ---------     -------------

OPERATING EXPENSES:
   OPERATION -
      FUEL PURCHASED AND INTERCHANGE
         POWER                                         1,047,954                      1,047,954
      OTHER                                            1,098,352             10 (c)   1,098,362
   MAINTENANCE                                           374,018                        374,018
   DEPRECIATION                                          359,982             12 (b)     359,994
   AMORTIZATION/DEFERRALS OF REGULATORY
       ASSETS, NET                                       112,985                        112,985
   FEDERAL AND STATE INCOME TAXES                        156,853           (885)(e)     155,968
   TAXES OTHER THAN INCOME TAXES                         258,744                        258,744
                                                      ----------      ---------     ------------------
      TOTAL OPERATING EXPENSES                         3,408,888           (863)      3,408,025
                                                      ----------      ---------     ------------------
OPERATING INCOME:                                        427,166            863         428,029
                                                      ----------      ---------     ------------------
OTHER INCOME:
   DEFERRED NUCLEAR PLANTS RETURN-OTHER
      FUNDS                                               10,801                         10,801
   EQUITY IN EARNINGS OF REGIONAL NUCLEAR
      GENERATING COMPANIES                                13,992                         13,992
   OTHER, NET                                             16,505           (175)(a)      16,420
                                                                             90 (d)
   INCOME TAXES - CREDIT                                 (10,749)                       (10,749)
                                                      ----------      ---------     ------------------
      OTHER INCOME, NET                                   30,549            (85)         30,464
                                                      ----------      ---------     ------------------
INCOME BEFORE INTEREST CHARGES                           457,715            778         458,493
                                                      ----------      ---------     ------------------

INTEREST CHARGES:
   INTEREST ON LONG-TERM DEBT                            290,820                        290,820
   OTHER INTEREST                                          8,594          2,105 (a)      10,699
   DEFERRED NUCLEAR PLANTS RETURN -
      BORROWED FUNDS, NET OF INCOME TAX                  (17,810)                       (17,810)
                                                      ----------      ---------     ------------------
      TOTAL INTEREST CHARGES                             281,604          2,105         283,709
                                                      ----------      ---------     ------------------
    INCOME BEFORE PREFERRED DIVIDENDS                    176,111         (1,327)        174,784

PREFERRED DIVIDENDS OF SUBSIDIARIES                       33,683                         33,683
                                                      ----------      ---------     ------------------
     NET INCOME                                          142,428         (1,327)        141,101

EARNINGS FOR COMMON SHARE                                142,428         (1,327)        141,101

EARNINGS PER COMMON SHARE                                   1.12                           1.11

COMMON SHARES OUTSTANDING (AVERAGE)                   127,631,061                   127,631,061

*  EXPLANATION ON EXHIBIT 2.4  PAGE 1 OF 1

                                                        NORTHEAST UTILITIES AND SUBSIDIARIES    Exhibit 2.3
                                                         STATEMENT OF RETAINED EARNINGS                         Page 1 of 1
                                                    FOR 12 MONTHS ENDED SEPTEMBER 30, 1996
                                                           (THOUSANDS OF DOLLARS)

                                                                                     PER BOOK
                                                                                    ADJUSTED TO
                                                                    PRO FORMA         REFLECT
                                                       PER BOOK    ADJUSTMENTS*      PRO FORMA

BALANCE AT BEGINNING OF PERIOD                          $999,065                       $999,065

     NET INCOME                                          176,111         (1,327)            174,784

     CASH DIVIDENDS ON PREFERRED STOCK                   (33,683)                       (33,683)

     CASH DIVIDEND ON COMMON STOCK                      (200,027)                      (200,027)

     LOSS ON RETIREMENT OF PREFERRED STOCK                  (125)                          (125)
                                                      ----------      ---------        ---------------
BALANCE AT END OF PERIOD                                $941,341        ($1,327)       $940,014




                                               NORTHEAST UTILITIES AND SUBSIDIARIES
                                          CAPITAL STRUCTURE AS OF SEPTEMBER 30, 1996
                                                             (THOUSANDS OF DOLLARS)
                                                  FINANCIAL STATEMENT 7.2 PAGE 2 OF 3

                                                                                     PER BOOK
                                                                                    ADJUSTED TO
                                                                    PRO FORMA         REFLECT
                                               %       PER BOOK    ADJUSTMENTS*      PRO FORMA      %

DEBT:
   LONG-TERM DEBT, NET                         58.4%  $3,968,043             $0      $3,968,043     58.4%


PREFERRED STOCK:
   NOT SUBJECT TO REDEMPTION                             169,700                        169,700
   SUBJECT TO REDEMPTION                                 277,500                        277,500
                                                      ----------        -------      -----------
      TOTAL PREFERRED STOCK                     6.6%     447,200              0         447,200      6.6%

COMMON EQUITY:
   COMMON SHARES                                         680,260                        680,260
   CAPITAL SURPLUS,  PAID IN                             941,205                        941,205
   DEFERRED BENEFIT PLAN-EMPLOYEE STOCK
     OWNERSHIP PLAN                                     (181,722)                      (181,722)
   RETAINED EARNINGS                                     941,341         (1,327)        940,014
                                                      ----------        -------      -----------
       TOTAL COMMON STOCKHOLDER'S EQUITY       35.0%   2,381,084         (1,327)      2,379,757     35.0%
                                                      ----------        -------      -----------

                TOTAL CAPITAL                 100.0%  $6,796,327        ($1,327)     $6,795,000    100.0%

*  EXPLANATION ON EXHIBIT 2.4  PAGE 1 OF 1

                                         NORTHEAST UTILITIES AND SUBSIDIARIES                   Exhibit 2.4
                                                 EXPLANATION OF ADJUSTMENTS                     Page 1 of 1
                                                      (THOUSANDS OF DOLLARS)


                                                                      DEBIT           CREDIT

(a)   CASH                                                              $33,894
        UTILITY PLANT                                                        60
        OTHER INCOME, NET                                                   175
        INTEREST EXPENSE, OTHER                                           2,105
               ACCOUNTS RECEIVABLE                                                      $36,234

To record an intial sale of WMECO 9/30/96 accounts receivable and related upfront expenditures. The organization costs associated with the creation of NewCo (a WMECO subsidiary) will be capitalized and roll up into Utility Plant. Of the fees listed on Exhibit H.1 it is estimated that approximately a third of the legal and NUSCO fees are related to the creation of NewCo. The remainder of the upfront costs will be expensed. The cost associated with the initial transaction is based on the LIBOR as of 11/14/96 [5.38%] + an estimated spread of .43%.


(b)   DEPRECIATION                                                           12
               ACCUMULATED PROVISION                                                         12

To record one year's amortization of upfront costs.

(c)   OPERATION EXPENSE, OTHER                                               10
               CASH                                                                          10

To record independent directors expense.

(d)   CASH                                                                   90
               SERVICING FEE INCOME                                                          90

To record fees related to servicing the accounts receivable.

(c)   ACCRUED TAXES                                                         885
               FEDERAL AND STATE INCOME TAX EXPENSE                                         885

To record the reduction in Federal and State income taxes due to the higher interest and fee expenses:
                             $2,212    x     40.00%   =       885